UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 20, 2016

Boreal Water Collection, Inc.

(Exact name of registrant as specified in its charter)

NV	000-54776	98-0453421
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

4496 State Road 42 North, Kiamesha Lake, New York	12751
(Address of Principal Executive Officers	(Zip Code)

Registrant's telephone number, including area code: (845) 794-0400

________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

8.01	Other Events

On August 27, 2013, Red Woods Investments, LLC (“mortgagor”) entered into a mortgage loan (“mortgage”) with Boreal Water Collection, Inc. (“we” or “issuer”) for the issuer’s bottling plant and office at 4494-4496 State Road 42, North Kiamesha, NY 12751. The mortgage was recorded in Sullivan County, New York on September 5, 2013. A UCC Financing Statement was recorded as well. The principal amount of the mortgage is nine hundred thousand dollars ($900,000) (“principal”).

On May 20, 2016, we were served a Civil Summons and Complaint for Foreclosure of the mortgage (“Complaint”). We have 20 days to reply to the Complaint (exclusive of the date of service). The Complaint primarily seeks repayment of the principal, default interest (24% per annum), attorney’s fees and costs.

The Complaint also includes Jeff Bank and John Does 1-10 as defendants. Jeff Bank is the holder of a subordinate mortgage dated October 8, 2015; recorded on October 23, 2015 (“subordinate mortgage”). The principal amount of the subordinate mortgage is $250,000. We have not as yet been contacted by Jeff Bank regarding the Complaint.

The Complaint is included herewith as an attachment. The Commercial Real Estate Mortgage Note is Exhibit B. The mortgage is Exhibit C. The UCC Financing Statement is Exhibit G.

The Company will be opposing the mortgage proceeding. We are continuing to attempt to raise private investment funds to assist in curing the mortgage default and settle the lawsuit. There is no guarantee that we will be successful in doing so.

Section 9 - Financial Statements and Exhibits

9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Supreme Court of the State of New York; County of Sullivan; Verified Civil Complaint – Foreclosure and Exhibits; dated April 13, 1016; Red Woods Investments, LLC v. Boreal Water Collection, Inc., Jeff Bank and Does 1-10.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 27, 2016

Boreal Water Collection, Inc.

By:	/s/ Mrs. Francine Lavoie
Mrs. Francine Lavoie, Principal Executive Officer, Principal Financial Officer, Controller and Sole Member of the Board of Directors

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